Exhibit 99.1

Echo Therapeutics Appoints Christopher P. Schnittker as Chief Financial Officer

He joins Patrick T. Mooney, CEO, and Harry G. Mitchell, COO, on the management team as the company expands

Philadelphia, PA – May 16, 2011 -- Echo Therapeutics, Inc. (OTCBB: ECTE), a company developing the Symphony™ tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring (tCGM) system and the Prelude™ SkinPrep System for transdermal drug delivery, today announced that Christopher P. Schnittker, CPA, joined the company as its Chief Financial Officer.  Mr. Schnittker is a senior executive with more than twenty years of financial management, reporting and corporate governance experience in the biotechnology and pharmaceutical industries.   Mr. Schnittker will report to CEO Patrick Mooney, M.D.

At this critical stage in product development and company growth, it became necessary for Echo to separate the functions of Chief Operating Officer and Chief Financial Officer that were being performed by Harry Mitchell.  Mr. Schnittker will take over the responsibilities of managing the financial function so that Mr. Mitchell can focus entirely on his role as Chief Operating Officer, leveraging his time to bringing the Prelude SkinPrep System and Symphony tCGM system to market, as well as broadening the product pipeline.

“Throughout his extensive career, Chris has consistently demonstrated exceptional business acumen in a variety of financial roles that will contribute to Echo’s continued growth and stability.  We are extremely pleased to welcome Chris to Echo’s management team and I’m confident that Chris will drive our focus on building value for Echo shareholders,” commented Patrick T. Mooney, M.D., Chairman and CEO of Echo Therapeutics.  “This newly appointed position will allow Harry to focus on gaining FDA marketing clearance of our current products for the creation of long-term shareholder value.”

Mr. Schnittker brings a broad base of financial experience to Echo Therapeutics.  Most recently, he served as Vice President – Administration, Corporate Secretary and Chief Accounting Officer of Soligenix, Inc., a publicly-traded biotechnology company. Prior to that, Mr. Schnittker served as the Senior Vice President and CFO for VioQuest Pharmaceuticals Inc., Micromet Inc., Cytogen Corporation, and Genaera Corporation, all publicly-traded biotechnology companies based around the Philadelphia area. Mr. Schnittker has also held prior financial management positions at GSI Commerce, Rhône-Poulenc Rorer (now part of Sanofi-Aventis), and PricewaterhouseCoopers. He received his B.A. degree in economics and business from Lafayette College and is a certified public accountant licensed in the State of New Jersey.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system for patients with diabetes and for use in hospital critical care units.  Echo is also developing its needle-free Prelude SkinPrep System as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's and its partners’ ongoing studies, including the efficacy of Echo's Symphony tCGM and Prelude SkinPrep Systems, the failure of future development and preliminary marketing efforts related to Echo's Symphony tCGM and Prelude SkinPrep Systems, Echo’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners’ ability to develop, market and sell diagnostic and transdermal drug delivery products based on its skin permeation platform technologies, including the Symphony tCGM and Prelude SkinPrep Systems, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony tCGM and Prelude SkinPrep Systems. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K for the year ended December 31, 2010, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:

Patrick T. Mooney, M.D.

Media: Richard Stern

Chairman and Chief Executive Officer

             Stern & Co.

(215) 717-4100

             (212) 888-0044

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